UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2012

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4625

(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 8, 2012, Baxter International Inc. (the “Company”) entered into an Underwriting Agreement with Deutsche Bank Securities Inc., Goldman, Sachs & Co., RBS Securities Inc., and UBS Securities LLC, as representatives of the underwriters named in the prospectus supplement filed with the Securities and Exchange Commission on August 10, 2012, relating to the sale by the Company of $700,000,000 aggregate principal amount of 2.400% Senior Notes due August 15, 2022 and $300,000,000 aggregate principal amount of 3.650% Senior Notes due August 15, 2042 (collectively the “Notes”). The Notes were registered under the Registration Statement on Form S-3 (Registration No. 333-183099) that the Company filed with the Securities and Exchange Commission on August 6, 2012. The Company is filing the exhibits filed as part of this Current Report on Form 8-K in connection with such Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Eighth Supplemental Indenture, dated as of August 13, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (including forms of 2.400% Senior Notes due 2022 and 3.650% Senior Notes due 2042).

5.1	Opinion of Stephanie A. Shinn

23.1	Consent of Stephanie A. Shinn (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/s/ Stephanie A. Shinn
Stephanie A. Shinn
Corporate Vice President,
Associate General Counsel and
Corporate Secretary

Date: August 13, 2012

Exhibit Index

Exhibit No.	Description

4.1	Eighth Supplemental Indenture, dated as of August 13, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (including forms of 2.400% Senior Notes due 2022 and 3.650% Senior Notes due 2042).

5.1	Opinion of Stephanie A. Shinn

23.1	Consent of Stephanie A. Shinn (included as part of Exhibit 5.1).